UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2023

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue,
New York,	New York		10179
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.55% Non-Cumulative Preferred Stock, Series JJ	JPM PR K	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.625% Non-Cumulative Preferred Stock, Series LL	JPM PR L	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.20% Non-Cumulative Preferred Stock, Series MM	JPM PR M	The New York Stock Exchange
Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.
Guarantee of Callable Fixed Rate Notes due June 10, 2032 of JPMorgan Chase Financial Company LLC	JPM/32	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Registrant held its Annual Meeting of Shareholders on Tuesday, May 16, 2023; 2,493,482,019 shares were represented in person or by proxy, or 85.06% of the total shares outstanding.
(b) The results of the shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS
Proposal 1 - Shareholders elected the 12 director nominees named in the Proxy Statement. All director nominees received at least 91.32% of the votes cast.

Name	For	Against	Abstain	Broker Non-Votes
Linda B. Bammann	2,065,979,776	65,645,643	6,595,438	355,261,162
Stephen B. Burke	1,946,052,634	184,982,477	7,185,746	355,261,162
Todd A. Combs	2,027,803,949	103,259,907	7,157,001	355,261,162
James S. Crown	2,065,838,378	65,171,752	7,210,727	355,261, I 62
Alicia Boler Davis	2,120,214,725	11,277,571	6,728,561	355,261,162
James Dimon	1,986,950,185	139,956,683	11,313,989	355,261,162
Timothy P. Flynn	1,960,189,692	167,726,844	10,304,321	355,261,162
Alex Gorsky	2,108,161,890	22,637,300	7,421,667	355,261,162
Mellody Hobson	2,017,286,715	114,281,681	6,652,461	355,261,162
Michael A. Neal	2,081,925,637	49,111,647	7,183,573	355,261,162
Phebe N. Novakovic	2,090,117,243	41,351,709	6,751,905	355,261,162
Virginia M. Rometty	2,042,229,093	89,097,677	6,894,087	355,261,162
Proposal 2 - Shareholders approved the advisory resolution to approve executive compensation

For	Against	Abstain	Broker Non-Votes
1,912,509,318	209,997,874	15,713,665	355,261,162
89.44%	9.82%	0.74%
Proposal 3 - Shareholders approved 1 Year for the advisory vote on frequency of advisory resolution to approve executive compensation. In light of the results, our Board determined that we will continue to hold an advisory Say on Pay vote annually. Our Board will reevaluate this determination after the next shareholder advisory vote on the frequency of Say on Pay votes.

1 Year	2 Years	3 Years	Abstaining	Broker Non-Votes
2,071,705,160	5,725,450	52,928,911	7,861,336	355,261,162
96.89%	0.27%	2.47%	0.37%
Proposal 4 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2023

For	Against	Abstain	Broker Non-Votes
2,351,494,435	134,516,295	7,471,289	0
94.31%	5.39%	0.30%

SHAREHOLDER PROPOSALS
Proposal 5 - Shareholders did not approve the proposal on independent board chairman

For	Against	Abstain	Broker Non-Votes
802,776,468	1,324,647,200	10,797,189	355,261,162
37.54%	61.95%	0.51%
Proposal 6 - Shareholders did not approve the proposal on fossil fuel phase out

For	Against	Abstain	Broker Non-Votes
173,198,629	1,920,622,810	44,399,418	355,261,162
8.10%	89.82%	2.08%
Proposal 7 - Shareholders did not approve the proposal on amending public responsibility committee charter to include mandate to oversee animal welfare impact and risk

For	Against	Abstain	Broker Non-Votes
71,763,341	2,021,436,829	45,020,687	355,261,162
3.36%	94.54%	2.10%
Proposal 8 - Shareholders did not approve the proposal on special shareholder meeting improvement

For	Against	Abstain	Broker Non-Votes
745,185,526	1,372,896,131	20,139,200	355,261,162
34.85%	64.21%	0.94%
Proposal 9 - Shareholders did not approve the proposal on report on climate transition planning

For	Against	Abstain	Broker Non-Votes
743,973,656	1,358,997,410	35,249,791	355,261,162
34.79%	63.56%	1.65%
Proposal 10 - Shareholders did not approve the proposal on report on ensuring respect for civil liberties

For	Against	Abstain	Broker Non-Votes
48,974,422	2,051,936,795	37,309,640	355,261,162
2.29%	95.96%	1.75%
Proposal 11 - Shareholders did not approve the proposal on report analyzing the congruence of the company's political and electioneering expenditures

For	Against	Abstain	Broker Non-Votes
675,911,606	1,427,049,440	35,259,811	355,261,162
31.61%	66.74%	1.65%

Proposal 12 - Shareholders did not approve the proposal on absolute GHG reduction goals

For	Against	Abstain	Broker Non-Votes
265,984,008	1,838,914,550	33,322,299	355,261,162
12.44%	86.00%	1.56%

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ John H. Tribolati
John H. Tribolati
Corporate Secretary

Dated:	May 18, 2023

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